Exhibit 10.4

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (“Agreement”), is dated as of August 29, 2007, and entered into between GENERAL ELECTRIC CAPITAL CORPORATION (“GECC”), in its capacity as administrative agent for the First Lien Obligations (as defined below), including its successors and assigns from time to time and the collateral agent under any amendment, restatement, modification or Refinancing of the First Lien Credit Agreement as defined below (the “First Lien Collateral Agent”), and MONROE CAPITAL MANAGEMENT ADVISORS LLC (“Monroe”) in its capacity as administrative agent for the Second Lien Obligations (as defined below), including its successors and assigns from time to time (the “Second Lien Collateral Agent”) and acknowledged and agreed by Butler Service Group, Inc., on behalf of itself and its Subsidiaries (as defined in the First Lien Credit Agreement). Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below.

RECITALS

WHEREAS, GECC, as First Lien Collateral Agent, has entered into that Second Amended and Restated Credit Agreement, dated as of September 28. 2001, among Butler International, Inc., a Maryland corporation (“Holdings”), Butler Service Group, Inc., a New Jersey corporation, as Borrower (the “Borrower”), the other Credit Parties signatory thereto, GECC for itself as a Lender and as Agent for the Lenders and the other Lenders signatory thereto from time to time, providing for a revolving credit facility, letters of credit and term loans (as amended, restated, supplemented, modified or Refinanced from time to time to the extent permitted herein, the “First Lien Credit Agreement”);

WHEREAS, Monroe, as Second Lien Collateral Agent, has entered into that Second Lien Credit Agreement, dated as of the date hereof, among Holdings, Borrower, the other credit parties signatory thereto, Monroe for itself as a lender and as agent for the lenders and the other lenders signatory thereto from time to time, providing for a term loan (as amended, restated, supplemented, modified or Refinanced from time to time to the extent permitted herein, the “Second Lien Credit Agreement”);

WHEREAS, pursuant to (i) that certain Subsidiary Guaranty, dated September 28, 2001, executed by the Guarantors in favor of the First Lien Collateral Agent (as amended, restated, supplemented or modified from time to time, the “First Lien Subsidiary Guaranty”), the Guarantors have guaranteed the First Lien Obligations; and (ii) that certain Subsidiary Guaranty, dated as of the date hereof, executed by the Guarantors in favor of the Second Lien Collateral Agent (as amended, restated, supplemented or modified from time to time, the “Second Lien Subsidiary Guaranty”), the Guarantors have guaranteed the Second Lien Obligations;

WHEREAS, pursuant to that certain Mortgage and Security Agreement, dated September 30, 2002, the Borrower has granted a first priority lien on the Second Lien Priority Assets to Park National Bank (“Park National”), successor in interest to GMAC Commercial Mortgage Corporation;

WHEREAS, the First Lien Obligations under the First Lien Credit Agreement will be secured on a first priority basis by liens on the Collateral and on a second priority basis by liens on the Second Lien Priority Assets (subject only to Permitted Encumbrances and the lien on the Second Lien Priority Assets in favor of Park National), in each case, pursuant to the terms of the First Lien Collateral Documents;

WHEREAS, the Second Lien Obligations under the Second Lien Credit Agreement will be secured on a second priority basis by liens on the Collateral and on a first priority basis by liens on the Second Lien Priority Assets (subject only to the Permitted Encumbrances (as defined in the Second Lien Credit Agreement)) pursuant to the terms of the Second Lien Collateral Documents;

WHEREAS, the First Lien Loan Documents and the Second Lien Loan Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and

WHEREAS, in order to induce the First Lien Collateral Agent and the First Lien Claimholders to consent to the Grantors incurring the Second Lien Obligations and to induce the First Lien Claimholders and the Second Lien Claimholders to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower or any other Grantor, the Second Lien Collateral Agent on behalf of the Second Lien Claimholders and the First Lien Collateral Agent on behalf of the First Lien Claimholders have agreed to the intercreditor and other provisions set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions.

1.1          Defined Terms. As used in this Agreement, including the Recitals hereof, the following terms shall have the following meanings and capitalized terms defined in the First Lien Credit Agreement used (but not otherwise defined herein) shall have the meanings ascribed to them in the First Lien Credit Agreement as in effect on the date hereof:

“Actionable Second Lien Event of Default” means, on any date of determination thereof, an Event of Default that has occurred and is continuing on such date under (and as defined in) Section 8.1(a), (b) (solely as a consequence of a breach by the Borrower of a financial covenant set forth in Annex G of the Second Lien Credit Agreement), (h) or (i) of the Second Lien Credit Agreement.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, a Person shall be deemed to “control” or be “controlled by” a Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through ownership of equity interests, by contract or otherwise.

“Agreement” means this Intercreditor Agreement, as amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

“Bankruptcy Code” means title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Court” means any court, including any United States Bankruptcy Court or United States District Court, in which any Insolvency or Liquidation Proceeding is pending.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Borrower” has the meaning assigned to that term in the Preamble to this Agreement.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting (or required to constitute) both First Lien Collateral and Second Lien Collateral other than the Second Lien Priority Assets.

“Corporate Facility Mortgage” means that Mortgage and Deed of Trust dated as of the date hereof by the Borrower in favor of the Second Lien Collateral Agent to be filed in Bergen County, New Jersey, as amended, restated, supplemented, replaced or modified from time to time in accordance with the provisions of this Agreement (including without limitation, in connection with a Refinancing of the Second Lien Credit Agreement).

“Corresponding Amendment” has the meaning set forth in Section 5.3(b).

“DIP Financing” has the meaning assigned to that term in Section 6.1.

“Discharge of First Lien Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(a)          payment in full in cash of the principal of and interest and fees (including interest and fees that constitute Post-Petition Interest) on all Indebtedness outstanding under the First Lien Loan Documents and constituting First Lien Obligations;

(b)          payment in full in cash of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification or reimbursement obligations for which no demand for payment or notice of the accrual of a claim subject to indemnification, whether oral or written, has been made at such time);

(c)          termination or expiration of all commitments, if any, to extend credit that would constitute First Lien Obligations; and

(d)          termination or cash collateralization (in an amount and manner reasonably satisfactory to the First Lien Collateral Agent, but in no event greater than 105% of the aggregate undrawn face amount) of all letters of credit and similar instruments issued under the First Lien Loan Documents, the reimbursement or similar obligation in respect of which constitutes a First Lien Obligation.

“Disposition” has the meaning assigned to that term in Section 5.1(a)(2).

“First Lien Cap” means the result of (a) the Maximum Working Capital Amount plus (b) $2,500,000, minus the aggregate amount of all repayments and prepayments of the principal of the term loan obligations under the First Lien Credit Agreement (other than repayments or prepayments of such term loan obligations in connection with a Refinancing thereof).

“First Lien Claimholders” means, at any relevant time, the holders of First Lien Obligations at that time, including the First Lien Lenders and the agents under the First Lien Loan Documents.

“First Lien Collateral Agent” has the meaning assigned to that term in the Recitals to this Agreement.

“First Lien Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any First Lien Obligations.

“First Lien Collateral Documents” means the Collateral Documents (as defined in the First Lien Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any First Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“First Lien Credit Agreement” has the meaning assigned to that term in the Recitals to this Agreement.

“First Lien Lenders” means the “Lenders” under and as defined in the First Lien Credit Agreement.

“First Lien Loan Documents” means the First Lien Credit Agreement and the Loan Documents (as defined in the First Lien Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other First Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any First Lien Obligations, including any intercreditor or joinder agreement among holders of First Lien Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time in accordance with the provisions of this Agreement.

“First Lien Obligations” means, subject to the last paragraph hereof, (i) all principal of, and interest and fees (including without limitation any Post-Petition Interest) and premium (if any) on, all loans and commitments made pursuant to the First Lien Credit Agreement, (ii) all reimbursement obligations (if any) and interest and fees thereon (including without limitation any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to the First Lien Credit Agreement, and (iii) all guarantee obligations, fees, indemnities, expenses and all other Obligations under the First Lien Credit Agreement and the other First Lien Loan Documents, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding.

To the extent any payment with respect to any First Lien Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Second Lien Claimholder, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Lien Claimholders and the Second Lien Claimholders, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, indemnities, expenses or other charges (including, without limitation, Post-Petition Interest) to be paid pursuant to the First Lien Loan Documents are disallowed by order of any court, including, without limitation, by order of a Bankruptcy Court in any Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges (including, without limitation, Post-Petition Interest) shall, as between the First Lien Claimholders and the Second Lien Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as the “First Lien Obligations”.

Notwithstanding the foregoing, if (i) the sum of (x) the Indebtedness constituting principal outstanding under the First Lien Credit Agreement and the other First Lien Loan Documents, plus (y) the aggregate face amount of any letters of credit or similar instruments issued but not reimbursed under the First Lien Credit Agreement is in excess of the First Lien Cap, then only that portion of such Indebtedness and such aggregate face amount of letters of credit or similar instruments not in excess of the First Lien Cap shall be included in First Lien Obligations and interest, fees and reimbursement obligations with respect to such Indebtedness and letters of credit and similar instruments shall only constitute First Lien Obligations to the extent related to Indebtedness and face amounts of letters of credit and similar instruments included in the First Lien Obligations.

“First Lien Subsidiary Guaranty” has the meaning assigned to that term in the Recitals to this Agreement.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States of America, the United States of America, or a foreign entity or government.

“Grantors” means the Borrower, each of the Guarantors and each other Person that has or may from time to time hereafter execute and deliver a First Lien Collateral Document or a Second Lien Collateral Document as a “grantor” or “pledgor” (or the equivalent thereof).

“Guarantors” means Holdings and each Subsidiary of the Borrower from time to time party to the First Lien Subsidiary Guaranty and the Second Lien Subsidiary Guaranty.

“Holdings” has the meaning assigned to that term in the Recitals to this Agreement.

“Indebtedness” means and includes all Obligations that constitute “Indebtedness” within the meaning of the First Lien Credit Agreement or the Second Lien Credit Agreement, as applicable.

“Insolvency or Liquidation Proceeding” means:

(a)          any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor;

(b)          any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets;

(c)          any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d)          any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

“Lien Enforcement Action” means (a) any action by the First Lien Collateral Agent or any other First Lien Claimholder to foreclose on any Lien of such Person in any Collateral, (b) any action, as part of an exercise of rights or remedies, by either the First Lien Collateral Agent or any other First Lien Claimholder to take possession of, sell or otherwise realize (judicially or non judicially) upon any Collateral (including by setoff or notification of account debtors), and/or (c) the commencement by the First Lien Collateral Agent or any other First Lien Claimholder of any legal proceedings against any Grantor or with respect to any Collateral to facilitate the actions described in (a) and (b) above; provided, that for the avoidance of doubt, none of the following shall constitute a Lien Enforcement Action: (i) making demand for payment of any First Lien Obligations, (ii) the receipt of payments of principal of or interest on the First Lien Obligations, or payments of other obligations arising under the First Lien Loan Documents (including the receipt and application by the First Lien Collateral Agent to the First Lien Obligations of collections of Accounts or proceeds of other Collateral received from account debtors or through any lockbox or other cash management arrangement, whether or not any Event of Default under the First Lien Credit Agreement exists at the time of application), (iii) the implementation of Reserves under the First Lien Credit Agreement, (iv) the reduction of advance rates under the First Lien Credit Agreement, (v) the termination of the Commitments or the cessation (whether temporary or permanent) of lending under the Credit Agreement due to the existence of a Default or Event of Default, (vi) sending any “activation” notice under a deposit control agreement to block access to any Deposit Account of a Credit Party, or (vii) the exercise by any First Lien Claimholder of any right of setoff or recoupment with respect to obligations not arising under the First Lien Credit Agreement.

“Maximum Revolving Loan Commitment” means, on any date of determination thereof, an amount equal to (a) $45,000,000 minus (b) the sum of all permanent reductions of revolving credit commitments under the First Lien Credit Agreement (other than in connection with a Refinancing permitted hereunder).

“Maximum Working Capital Amount” means, on any date of determination thereof, the sum of (a) the lesser of (i) the Maximum Revolving Loan Commitment on such date and (ii) the Borrowing Base on such date plus (b) $2,500,000. The Borrowing Base on any date shall be calculated by the First Lien Collateral Agent based upon the most recent Borrowing Base Certificate received by the First Lien Collateral Agent prior to such date, as the calculation of the Borrowing Base in such Borrowing Base Certificate may be adjusted by the First Lien Collateral Agent pursuant to the provisions of the First Lien Credit Agreement, and without regard to any events, transactions or occurrences subsequent to the First Lien Collateral Agent’s receipt of such Borrowing Base Certificate, including any decreases in the Borrowing Base occurring as a result of (i) Accounts that are deemed by the First Lien Collateral Agent to be eligible on any date thereafter becoming or being deemed, with the passage of time or otherwise, ineligible (whether as a result of aging, obsolescence, disputes, or non-payment by Account Debtors or otherwise); (ii) the return of uncollected checks or other items of payment applied to the reduction of Revolving Credit Advances, or other similar involuntary or unintentional actions; (iii) the First Lien Collateral Agent’s exercising discretion under the First Lien Credit Agreement (x) to declare Accounts previously deemed to be Eligible Accounts as no longer constituting Eligible Accounts or (y) to impose, release, increase or decrease the amount of any Reserves under the First Lien Credit Agreement; (iv) any failure of the Credit Parties to report accurately the amount of Eligible Accounts on any Borrowing Base Certificate; or (v) any re-evaluations or reappraisals of the Collateral.

“New Agent” has the meaning assigned to that term in Section 5.5.

“New First Lien Debt Notice” has the meaning assigned to that term in Section 5.5.

“Obligations” means all obligations of every nature of each Grantor from time to time owed to any agent or trustee, the First Lien Claimholders, the Second Lien Claimholders or any of them or their respective Affiliates under the First Lien Loan Documents the Second Lien

Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing.

“Pay-Over Amount” has the meaning set forth in Section 6.3.

“Permitted Subordinations” means agreements entered into by the First Lien Collateral Agent with depositary banks, securities or commodities intermediaries, landlords, mortgagees, bailees and warehousemen pursuant to which the Liens of the First Lien Collateral Agent are subordinated to claims or Liens of such Persons.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Pledged Collateral” has the meaning set forth in Section 5.4.

“Post-Petition Interest” means interest, fees, indemnities, expenses and other charges that pursuant to the First Lien Credit Agreement or the Second Lien Credit Agreement, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.

“Purchase Event” means the occurrence of any of the following events: (a) the acceleration of the First Lien Obligations in accordance with the terms of the First Lien Credit Agreement, (b) the commencement of an Insolvency or Liquidation Proceeding, (c) the commencement of a Lien Enforcement Action by the First Lien Collateral Agent or any other First Lien Claimholder, or (d) the later of (i) 30th day following the date on which an Event of Default under (and as defined in) Section 8.1(a), (b), (e), (g), (j), (k) or (l) of the Second Lien Credit Agreement has occurred and (ii) the date on which the Second Lien Collateral Agent has delivered written notice of the occurrence of such Event of Default to the First Lien Collateral Agent.

“Purchase Period” has the meaning set forth in Section 5.6.

“Recovery” has the meaning set forth in Section 6.5.

“Refinance” means, in respect of any Indebtedness (or any agreement creating or evidencing any Indebtedness), to refinance, extend, renew, defease, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Second Lien Bankruptcy Payments” has the meaning set forth in Section 6.3.

“Second Lien Cap” means the result of (a) $28,000,000, minus (b) the aggregate amount of all repayments and prepayments of the principal of the term loan obligations under the Second Lien Credit Agreement (other than repayments or prepayments of such term loan obligations in connection with a Refinancing thereof).

“Second Lien Claimholders” means, at any relevant time, the holders of Second Lien Obligations at that time, including the Second Lien Lenders and the agents under the Second Lien Loan Documents.

“Second Lien Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Second Lien Obligations.

“Second Lien Collateral Agent” has the meaning set assigned to that term in the Preamble of this Agreement.

“Second Lien Collateral Documents” means the Collateral Documents (as defined in the Second Lien Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Second Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Second Lien Credit Agreement” has the meaning assigned to that term in the Recitals to this Agreement.

“Second Lien Lenders” means the “Lenders” under and as defined in the Second Lien Credit Agreement.

“Second Lien Loan Documents” means the Second Lien Credit Agreement and the Loan Documents (as defined in the Second Lien Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Second Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Second Lien Obligations, including any intercreditor or joinder agreement among holders of Second Lien Obligations to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time in accordance with the provisions of this Agreement.

“Second Lien Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument other than the Corporate Facility Mortgage under which any Lien on real property owned or leased by any Grantor is granted to secure any Second Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

“Second Lien Obligations” means all Obligations outstanding under the Second Lien Credit Agreement and the other Second Lien Loan Documents. “Second Lien Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Second Lien Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Second Lien Priority Assets” means the assets subject to the Corporate Facility Mortgage.

“Second Lien Subsidiary Guaranty” has the meaning assigned to that term in the Recitals to this Agreement.

“Short Fall” has the meaning set forth in Section 6.3.

“Standstill Period” has the meaning set forth in Section 3.1.

“Subsidiary” means, with respect to any Person, of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

1.2          Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a)          any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified or Refinanced in each case without contravention, where applicable, of this Agreement;

(b)          any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;

(c)          the words “herein,” “hereof’ and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d)          all references herein to Sections shall be construed to refer to Sections of this Agreement; and

(e)          the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and general intangibles.

SECTION 2. Lien Priorities.

2.1          Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Second Lien Obligations granted on the Collateral or of any Liens securing the First Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any other applicable law or the Second Lien Loan Documents or any defect or deficiencies in, or failure to perfect or lapse in perfection of, the Liens securing the First Lien Obligations or any other circumstance whatsoever, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby agrees that:

(a)          any Lien on the Collateral securing any First Lien Obligations now or hereafter held by or on behalf of the First Lien Collateral Agent or any First Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any Second Lien Obligations;

(b)          any Lien on the Collateral securing any Second Lien Obligations now or hereafter held by or on behalf of the Second Lien Collateral Agent, any Second Lien Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First Lien Obligations;

(c)          all Liens on the Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Obligations for all purposes, whether or not such Liens securing any First Lien Obligations are subordinated to any Lien securing any other obligation of the Borrower, any other Grantor or any other Person;

(d)          any Lien on the Second Lien Priority Assets securing any Second Lien Obligations now or hereafter held by or on behalf of the Second Lien Collateral Agent, any Second Lien Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects to and prior to any Liens on the Second Lien Priority Assets securing any First Lien Obligations;

(e)          any Lien on the Second Lien Priority Assets securing any First Lien Obligations now or hereafter held by or on behalf of the First Lien Collateral Agent, any First Lien Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Second Lien Priority Assets securing any Second Lien Obligations;

(f)           all Liens on the Second Lien Priority Assets securing any Second Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Second Lien Priority Assets securing and First Lien Obligation for all purposes, whether or not such Lien securing any Second Lien Obligations are subordinated to any Lien securing any other obligation of the Borrower, any other Grantor or any other Person; and

(g)          the Liens of the First Lien Collateral Agent on the Collateral, to the extent that such Liens secure Obligations under the First Lien Credit Agreement that are not First Lien

Obligations hereunder, are and shall be junior and subordinate in all respects to the Liens of the Second Lien Collateral Agent on the Collateral, to the extent that such Liens secure Second Lien Obligations permitted hereunder.

Notwithstanding the foregoing clause (g), each First Lien Claimholder agrees not to enter into any agreement with another creditor of any Grantor to subordinate the Liens in any Collateral securing any First Lien Obligations to the Liens of such other creditor in the same Collateral, or to subordinate the right of such First Lien Claimholder to the payment of any First Lien Obligations to the payment of the indebtedness or claim of any other creditor of any Grantor, in each case without the prior written consent of the Second Lien Collateral Agent, except (i) as specified herein, (ii) with respect to Permitted Subordinations or (iii) with respect to Liens that would constitute a “Permitted Encumbrance” under the First Lien Loan Documents and obligations of the applicable Grantor with respect to such Liens.

2.2          Prohibition on Contesting Liens. Each of the Second Lien Collateral Agent, for itself and on behalf of each Second Lien Claimholder, and the First Lien Collateral Agent, for itself and on behalf of each First Lien Claimholder, agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding) or otherwise, the priority, validity, perfection or enforceability of a Lien held by or on behalf of any of the First Lien Claimholders in the First Lien Collateral or by or on behalf of any of the Second Lien Claimholders in the Second Lien Collateral, as the case may be, or the provisions of this Agreement; provided, that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Collateral Agent or any First Lien Claimholder or the Second Lien Collateral Agent or any Second Lien Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the First Lien Obligations and Second Lien Obligations as provided in Sections 2.1 and 3.1.

2.3          No New Liens. So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor, the parties hereto agree that the Borrower shall not, and shall not permit any other Grantor to:

(a)          grant or permit any additional Liens on any asset or property to secure any Second Lien Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure the First Lien Obligations; or

(b)          grant or permit any additional Liens on any asset or property to secure any First Lien Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the Second Lien Obligations.

To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Lien Collateral Agent and/or the First Lien Claimholders, the Second Lien Collateral Agent, on behalf of Second Lien Claimholders, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.3.

2.4          Similar Liens and Agreements. The parties hereto agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be identical. In furtherance of the foregoing and of Section 8.9, the parties hereto agree, subject to the other provisions of this Agreement:

(a)          upon request by the First Lien Collateral Agent or the Second Lien Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral and the Second Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Loan Documents and the Second Lien Loan Documents; and

(b)          that the documents and agreements creating or evidencing the First Lien Collateral and the Second Lien Collateral and guarantees for the First Lien Obligations and the Second Lien Obligations, subject to Section 5.3(d), shall be in all material respects the forms of documents utilized by the First Lien Claimholders other than with respect to the first lien and the second lien nature of the Obligations thereunder.

SECTION 3. Enforcement.

3.1	Exercise of Remedies.

(a)          Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor, the Second Lien Collateral Agent and the Second Lien Claimholders:

(1)        will not exercise or seek to exercise any rights or remedies with respect to any Collateral (including the exercise of any right of setoff or any right under any lockbox agreement, deposit or securities account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second Lien Collateral Agent or any Second Lien Claimholder is a party) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure or any Insolvency or Liquidation Proceeding); provided, however, that the Second Lien Collateral Agent may exercise any or all such rights or remedies (subject to any restrictions contained in the Second Lien Loan Documents or any such control agreements, landlord waiver, bailee letter or similar agreement or arrangement) after the passage of a period of 120 days since the date on which the First Lien Collateral Agent received written notice from the Second Lien Collateral Agent of (i) the occurrence of an Actionable Second Lien Event of Default or of the acceleration of the Second Lien Obligations and (ii) the Second Lien Collateral Agent’s decision to commence a standstill period under this Agreement (the “Standstill Period”) (prompt written notice of the initial commencement of such exercise to be given to the First Lien Collateral Agent; provided, however, that notwithstanding anything herein to the contrary, in no event shall the Second Lien Collateral Agent or any Second Lien Claimholder exercise any rights or remedies with respect to the Collateral if, notwithstanding the expiration of the Standstill Period, the First Lien Collateral Agent or First Lien Claimholders shall have commenced and be diligently pursuing the exercise of any of their rights or remedies with respect to all or substantially all of the Collateral or shall be diligently attempting to vacate any stay or prohibition against such exercise (prompt written notice of the initial commencement of such exercise to be given to the Second Lien Collateral Agent; provided, that the First Lien Collateral Agent shall incur no liability for, and the rights of the First Lien Collateral Agent hereunder or in respect of the Collateral shall be unaffected by, the failure of the First Lien Collateral Agent to give any such notice);

(2)        will not contest, protest or object to any foreclosure proceeding or action brought by the First Lien Collateral Agent or any other First Lien Claimholder or any other exercise by the First Lien Collateral Agent or any other First Lien Claimholder of any rights and remedies relating to the Collateral under the First Lien Loan Documents or otherwise so long as the Liens in favor of the Second Lien Collateral Agent attach to the proceeds thereof to the extent provided by applicable law, subject to the relative priorities set forth in Section 2.1; and

(3)        subject to their rights under clause (a)(1) above, will not object to the forbearance by the First Lien Collateral Agent or the other First Lien Claimholders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral.

(b)          Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor, subject to Section 3.1(a)(1), the First Lien Collateral Agent and the other First Lien Claimholders shall have the exclusive right to enforce rights with respect to the Collateral, exercise remedies with respect to the Collateral (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Second Lien Collateral Agent or any Second Lien Claimholder. In exercising rights and remedies with respect to the Collateral, the First Lien Collateral Agent and the other First Lien Claimholders may enforce the provisions of the First Lien Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion and without regard to the interests of the Second Lien Claimholders. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(c)          Notwithstanding the foregoing, the Second Lien Collateral Agent and any other Second Lien Claimholder may:

(1)       file a claim or statement of interest with respect to the Second Lien Obligations; provided, that an Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor;

(2)        take any action (not adverse to the priority status of the Liens on the Collateral securing the First Lien Obligations, or the rights of any First Lien

Collateral Agent or the First Lien Claimholders to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Collateral;

(3)       file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Claimholders, including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement;

(4)       vote on any plan of reorganization (including, without limitation, vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Second Lien Obligations and the Collateral;

(5)        exercise any of its rights or remedies with respect to the Collateral after the termination of the Standstill Period if, and to the extent, permitted by Section 3.1(a)(1); and

(6)        at any time exercise any of its rights or remedies with respect to the Second Lien Priority Assets.

The Second Lien Collateral Agent, on behalf of itself and the other Second Lien Claimholders, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any Collateral in its capacity as a creditor, unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in Section 3.1(a)(1). Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in Sections 3.1(a), 6.3(b) and this Section 3.1(c), the sole right of the Second Lien Collateral Agent and the other Second Lien Claimholders with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Second Lien Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Lien Obligations has occurred.

(d)	Subject to Sections 3.1 (a) and (c) and Section 6.3(b):

(1)        the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Claimholders, agrees that the Second Lien Collateral Agent and the other Second Lien Claimholders will not take any action that could reasonably be expected to hinder any exercise of remedies under the First Lien Loan Documents or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise;

(2)        the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Claimholders, hereby waives any and all rights it or the other Second Lien Claimholders may have as a junior lien creditor or otherwise to object to the manner in which the First Lien Collateral Agent or the other First Lien Claimholders seek to enforce or collect the First Lien Obligations or the Liens securing the First Lien

Obligations granted in any of the Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the First Lien Collateral Agent or First Lien Claimholders is adverse to the interest of the Second Lien Claimholders; and

(3)        the Second Lien Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Lien Collateral Documents or any other Second Lien Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the First Lien Collateral Agent or the other First Lien Claimholders with respect to the Collateral as set forth in this Agreement and the First Lien Credit Documents.

(e)          Except as specifically set forth in Sections 3.1(a) and 3.1(d), the Second Lien Collateral Agent and the Second Lien Claimholders may exercise rights and remedies as unsecured creditors against the Borrower or any other Grantor that has guaranteed or granted Liens to secure the Second Lien Obligations in accordance with the terms of the Second Lien Loan Documents and applicable law (including, without limitation, declaring a default under the Second Lien Loan Documents, accelerating the Second Lien Obligations, commencing a suit thereon and pursuing a judgment (along with any ancillary actions required to effectuate any of such actions)), in each case subject to the other terms and conditions of this Agreement; provided, that in the event that any Second Lien Claimholder becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Lien Obligations) to the same extent as the other Liens securing the Second Lien Obligations are subject to this Agreement.

(f)           Nothing in this Agreement shall prohibit the receipt by the Second Lien Collateral Agent or any Second Lien Claimholders of (i) payment upon closing of the Second Lien Credit Agreement of the fees, expenses and costs that are due and payable thereunder by any Grantor on such date, (ii) regularly scheduled payments (but not prepayments except as permitted under Section 4.1) of interest and principal and payments of default interest that are due and payable under the Second Lien Credit Documents, (iii) post-closing expenses, costs, indemnification payments and any other amounts that are due and payable under the Second Lien Loan Documents, (iv) payments of interest accruing during an Insolvency or Liquidation Proceeding, (v) subject to the terms of Section 6.3, adequate protection payments during an Insolvency or Liquidation Proceeding, (vi) any debt or equity securities that are distributed to the Second Lien Claimholders under a confirmed plan of reorganization in an Insolvency or Liquidation Proceeding and (vii) and other amounts owed in respect of the Second Lien Obligations, in each case as long as such receipt is not the direct or indirect result of the exercise by the Second Lien Collateral Agent or any Second Lien Claimholders of rights or remedies as a secured creditor (including set-off) or enforcement in contravention of this Agreement (or where the proceeds are required to be turned over pursuant to Section 4.3) of any Lien held by any of them. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the First Lien Collateral Agent or the First Lien Claimholders may have with respect to the First Lien Collateral.

SECTION 4. Payments.

4.1          Prepayments of First Lien Obligations and Second Lien Obligations. As long as the Discharge of First Lien Obligations has not occurred, the Credit Parties shall not make, and the Second Lien Lenders shall not accept, any prepayment of the Second Lien Obligations except pursuant to Section 1.3(b)(i), 1.3(b)(ii), 1.3(b)(iii), and 1.3(b)(iv).

4.2	Application of Proceeds.

(a)          As long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor, any Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies by the First Lien Collateral Agent or First Lien Claimholders shall be applied by the First Lien Collateral Agent to the First Lien Obligations in such order as is specified in the relevant First Lien Loan Documents or as otherwise determined by the First Lien Claimholders. Upon the Discharge of First Lien Obligations, the First Lien Collateral Agent shall deliver to the Second Lien Collateral Agent any Collateral and proceeds of Collateral held by it in the same form as received, with any necessary endorsements (but without representation or warranty and wholly without recourse) or as a court of competent jurisdiction may otherwise direct to be applied by the Second Lien Collateral Agent to the Second Lien Obligations in such order as is specified in the Second Lien Collateral Documents

(b)          As long as the Discharge of Second Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor, the first $5,000,000 in any Second Lien Priority Assets or proceeds thereof received in connection with the sale or other disposition of (including any casualty or condemnation of), or collection on, such Second Lien Priority Assets upon the exercise of remedies by the Second Lien Collateral Agent or Second Lien Claimholders shall be applied by the Second Lien Collateral Agent to the Second Lien Obligations in such order as is specified in the relevant Second Lien Loan Documents or as otherwise determined by the Second Lien Claimholders. Upon the Discharge of Second Lien Obligations, or, if earlier, upon the application of the first $5,000,000 in any Second Lien Priority Assets or proceeds thereof in accordance with the previous sentence, the Second Lien Collateral Agent shall deliver to the First Lien Collateral Agent any Second Lien Priority Assets and proceeds thereof held by it in the same form as received, with any necessary endorsements (but without representation or warranty and wholly without recourse) or as a court of competent jurisdiction may otherwise direct to be applied by the First Lien Collateral Agent in accordance with Section 4.2(a) hereof.

4.3	Payments Over.

(a)          As long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor, any Collateral or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3) received by the Second Lien Collateral Agent or any other Second Lien Claimholders in connection with the exercise of any right or remedy (including set-off or recoupment) relating to the Collateral shall be segregated and held in trust and forthwith paid over to the First Lien Collateral Agent for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First Lien Collateral Agent is hereby authorized to make any such endorsements as agent for the Second Lien Collateral Agent or any such Second Lien Claimholders. This authorization is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations. As long as the Discharge of First Lien Obligations has not occurred, if in any Insolvency or Liquidation Proceeding the Second Lien Collateral Agent or any other Second Lien Claimholders shall receive any distribution of money or other property in respect of the Collateral (other than any distribution pursuant to a plan of reorganization confirmed in an Insolvency or Liquidation Proceeding), such money or other property shall be segregated and held in trust and forthwith paid over to the First Lien Collateral Agent for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements. Any Lien received by the Second Lien Collateral Agent or any other Second Lien Claimholders in any Insolvency or Liquidation Proceeding shall be subject to the terms of this Agreement.

(b)          Until the earlier to occur of (i) the Discharge of Second Lien Obligations and (ii) the receipt of the first $5,000,000 in cash proceeds from the sale or disposition of Second Lien Priority Assets or proceeds thereof by the Second Lien Collateral Agent or Second Lien Claimholders in accordance with Section 4.2(b), whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor, any Second Lien Priority Assets or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3) received by the First Lien Collateral Agent or any other First Lien Claimholders in connection with the exercise of any right or remedy (including set-off or recoupment) relating to the Second Lien Priority Assets shall be segregated and held in trust and forthwith paid over to the Second Lien Collateral Agent for the benefit of the Second Lien Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Second Lien Collateral Agent is hereby authorized to make any such endorsements as agent for the First Lien Collateral Agent or any such First Lien Claimholders. This authorization is coupled with an interest and is irrevocable until the Discharge of Second Lien Obligations. As long as the Discharge of Second Lien Obligations has not occurred, if in any Insolvency or Liquidation Proceeding the First Lien Collateral Agent or any other First Lien Claimholders shall receive any distribution of money or other property in respect of the Second Lien Priority Assets (other than any distribution pursuant to a plan of reorganization confirmed in an Insolvency or Liquidation Proceeding), such money or other property shall be segregated and held in trust and forthwith paid over to the Second Lien Collateral Agent for the benefit of the Second Lien Claimholders in the same form as received, with any necessary endorsements. Any Lien received by the First Lien Collateral Agent or any other First Lien Claimholders in any Insolvency or Liquidation Proceeding shall be subject to the terms of this Agreement.

SECTION 5. Other Agreements.

5.1	Releases.

(a)          If in connection with the exercise of the First Lien Collateral Agent’s remedies in respect of the Collateral permitted under the terms of the First Lien Loan Documents or applicable law, the First Lien Collateral Agent, for itself and on behalf of the other First Lien Claimholders, releases any of its Liens on any part of the Collateral or releases any Guarantor from its obligations under its guaranty of the First Lien Obligations, then the Liens, if any, of the Second Lien Collateral Agent, for itself and for the benefit of the other Second Lien Claimholders, on such Collateral, and the obligations of the Guarantors under the guaranty of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Claimholders, promptly shall execute and deliver to the First Lien Collateral Agent or the Guarantors such termination statements, releases and other documents as the First Lien Collateral Agent or the Guarantors may reasonably request to effectively confirm such release; provided, that (A) such release by the Second Lien Claimholders shall not extend to or otherwise affect any of the rights of the Second Lien Claimholders to the proceeds from any such sale or other disposition of Collateral remaining after application to the First Lien Obligations, and (B) the First Lien Claimholders shall promptly apply such proceeds to permanently repay the First Lien Obligations until the Discharge of First Lien Obligations has occurred, and thereafter the First Lien Collateral Agent shall promptly deliver any excess proceeds from such sale or disposition of such Collateral then in or thereafter coming into the First Lien Collateral Agent’s possession to the Second Lien Collateral Agent for application to the Second Lien Obligations (except as may otherwise be required under applicable law or as a court of competent jurisdiction may order); provided, further that if the closing of the sale or disposition of the Collateral is not consummated, the First Lien Collateral Agent shall promptly return all such termination statements, releases and other documents to the Second Lien Collateral Agent, all of which documents being thereby rendered null and void and having no force or effect.

(b)          If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral by any Grantor (collectively, a “Disposition”) expressly permitted or not expressly prohibited by the First Lien Loan Documents and the Second Lien Loan Documents, the First Lien Collateral Agent, for itself and on behalf of the other First Lien Claimholders, releases any of its Liens on any part of the Collateral, or releases any Guarantor from its obligations under the guaranty of the First Lien Obligations, then the Liens, if any, of the Second Lien Collateral Agent, for itself and for the benefit of the other Second Lien Claimholders, on such Collateral, and the obligations of such Guarantor under its guaranty of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released. The Second Lien Collateral Agent, for itself and on behalf of any such Second Lien Claimholders, promptly shall execute and deliver to the First Lien Collateral Agent or the Guarantors such termination statements, releases and other documents as the First Lien Collateral Agent or the Guarantors may reasonably request to effectively confirm such release; provided, that (A) such release by the Second Lien Claimholders shall not extend to or otherwise affect any of the rights of the Second Lien Claimholders to the proceeds from any such sale or other disposition of Collateral remaining after application to the First Lien Obligations, and (B) such proceeds shall be applied to permanently repay the First Lien Obligations to the extent required pursuant to the terms of the First Lien Credit Agreement as in effect on the date hereof until the Discharge of First Lien Obligations has occurred, and thereafter the First Lien Collateral Agent shall promptly deliver any excess proceeds from such sale or disposition of such Collateral then in or thereafter coming into the First Lien Collateral Agent’s possession to the Second Lien Collateral Agent for application to the Second Lien Obligations (except as may otherwise be required under applicable law or as a court of competent jurisdiction may order);

provided further that if the closing of the sale or disposition of the Collateral is not consummated, the First Lien Collateral Agent shall promptly return all such termination statements, releases and other documents to the Second Lien Collateral Agent, all of which documents being thereby rendered null and void and having no force or effect. For avoidance of doubt, the exercise of the First Lien Collateral Agent’s remedies in respect of the Collateral shall not constitute a Disposition but instead shall be governed by Section 5.1 (a) above.

(c)          Until the Discharge of First Lien Obligations occurs, the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Claimholders, hereby irrevocably constitutes and appoints the First Lien Collateral Agent and any officer or agent of the First Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Lien Collateral Agent or such holder or in the First Lien Collateral Agent’s own name, from time to time in the First Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

(d)          Until the Discharge of First Lien Obligations occurs, to the extent that the First Lien Collateral Agent, for itself and on behalf of the other First Lien Claimholders, (i) has released any Lien on Collateral or any Guarantor from its obligation under its guaranty and any such Liens or guaranty are later reinstated or (ii) obtains any new liens or additional guarantees from any Guarantor, then the Second Lien Collateral Agent, for itself and for the other Second Lien Claimholders, shall be granted a Lien on any such Collateral, subject to the lien subordination provisions of this Agreement, and an additional guaranty, as the case may be.

5.2          Insurance. (a) Unless and until the Discharge of First Lien Obligations has occurred, as between the First Lien Claimholders on the one hand and the Second Lien Claimholders on the other hand, the First Lien Collateral Agent and the First Lien Claimholders shall have the sole and exclusive right, subject to the rights of the Grantors under the First Lien Loan Documents, to adjust or settle claims in respect of any insurance policy covering the Collateral in the event of any loss of or damage to Collateral and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of First Lien Obligations has occurred, and subject to the rights of the Grantors under the First Lien Loan Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of Collateral shall be paid to the First Lien Collateral Agent for the benefit of the First Lien Claimholders pursuant to the terms of the First Lien Loan Documents (including for purposes of cash collateralization of letters of credit) and thereafter, subject to the rights of the Grantors under the Second Lien Loan Documents, to the Second Lien Collateral Agent for the benefit of the Second Lien Claimholders to the extent required under the Second Lien Collateral Documents and then, to the extent no Second Lien Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Lien Obligations has occurred, if the Second Lien Collateral Agent or any Second Lien Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment, it shall segregate and hold in trust and forthwith pay such proceeds over to the First Lien Collateral Agent in accordance with the terms of Section 4.3. Until the Discharge of First Lien Obligations, the First Lien Collateral Agent is hereby authorized to endorse on behalf of the Second Lien Collateral Agent any check or other payment item received in respect of any such insurance or condemnation. This authorization is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations.

(b) Unless and until the Discharge of Second Lien Obligations has occurred or, if earlier, until the application of the first $5,000,000 of cash proceeds from the sale or disposition of any Second Lien Priority Assets or proceeds thereof to the Second Lien Obligations as provided in Section 4.2(b) of this Agreement, as between the Second Lien Claimholders on the one hand and the First Lien Claimholders on the other hand, the Second Lien Collateral Agent and the Second Lien Claimholders shall have the sole and exclusive right, subject to the rights of the Grantors under the Second Lien Loan Documents, to adjust or settle claims in respect of any insurance policy covering the Second Lien Priority Assets in the event of any loss of or damage to the Second Lien Priority Assets and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Second Lien Priority Assets. Unless and until the Discharge of Second Lien Obligations has occurred or, if earlier, until the application of the first $5,000,000 of cash proceeds from the sale or disposition of any Second Lien Priority Assets or proceeds thereof to the Second Lien Obligations as provided in Section 4.2(b) of this Agreement, and subject to the rights of the Grantors under the Second Lien Loan Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Second Lien Priority Assets shall be paid to the Second Lien Collateral Agent for the benefit of the Second Lien Claimholders pursuant to the terms of the Second Lien Loan Documents (including for purposes of cash collateralization of letters of credit) and thereafter, subject to the rights of the Grantors under the First Lien Loan Documents, to the First Lien Collateral Agent for the benefit of the First Lien Claimholders to the extent required under the First Lien Collateral Documents and then, to the extent no First Lien Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of Second Lien Obligations has occurred, if the First Lien Collateral Agent or any First Lien Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment (other than to the extent such proceeds are received pursuant to the application of Section 4.2(b) of this Agreement), it shall segregate and hold in trust and forthwith pay such proceeds over to the Second Lien Collateral Agent in accordance with the terms of Section 4.3. Until the Discharge of Second Lien Obligations or, if earlier, until the application of the first $5,000,000 of cash proceeds from the sale or disposition of any Second Lien Priority Assets or proceeds thereof to the Second Lien Obligations as provided in Section 4.2(b) of this Agreement, the Second Lien Collateral Agent is hereby authorized to endorse on behalf of the First Lien Collateral Agent any check or other payment item received in respect of any such insurance or condemnation. This authorization is coupled with an interest and is irrevocable until the Discharge of Second Lien Obligations or, if earlier, until the application of the first $5,000,000 of cash proceeds from the sale or disposition of any Second Lien Priority Assets or proceeds thereof to the Second Lien Obligations as provided in Section 4.2(b) of this Agreement.

5.3	Amendments to First Lien Loan Documents and Second Lien Loan Documents.

.

(a)          The First Lien Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms and the First Lien Credit Agreement and may be Refinanced, in each case, without notice to, or the consent of, the Second Lien Collateral Agent or the other Second Lien Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that (x) the holders of such Refinancing debt bind themselves in a writing addressed to the Second Lien Collateral Agent and the other Second Lien Claimholders to the terms of this Agreement and (y) any such amendment, supplement, modification or Refinancing shall not:

(1)       increase the sum of (A) the then outstanding aggregate principal amount of the First Lien Credit Agreement (for this purpose treating the revolving commitments under the First Lien Credit Agreement as if they had been fully drawn) and (B) the aggregate face amount of any letters of credit or similar instruments issued under the First Lien Credit Agreement and not reimbursed in excess of the First Lien Cap;

(2)       modify the method of computing interest or increase the “Applicable Margin” or similar component of the interest rate or any letter of credit fee or unused commitment fee by more than 2.0% per annum (excluding increases (A) resulting from application of the pricing grid set forth in Section 1.5(c) of the First Lien Credit Agreement as in effect on the date hereof or (B) resulting from the accrual of interest at the default rate of 2% per annum);

(3)        extend the scheduled final maturity of the First Lien Credit Agreement or any Refinancing thereof to a date later than the scheduled final maturity date of the Second Lien Credit Agreement or any Refinancing thereof;

(4)       modify or add any covenant or event of default under the First Lien Credit Documents which directly restricts one or more Grantors from making payments under the Second Lien Credit Documents which would otherwise be permitted under the First Lien Credit Documents as in effect on the date hereof;

(5)        shorten any portion of the amortization of the First Lien Obligations under the First Lien Credit Agreement as in effect on the date hereof; or

(6)       increase the advance rate applicable to the Borrowing Base (other than, in the event such advance rate is decreased after the date hereof, increases in such advance rate to a rate no higher than that existing on the date hereof) or make amendments or modifications to the definitions of “Borrowing Base”, “Eligible Account”, “Eligible Pending Accounts Receivable”, “Fixed Contract Accounts Receivable” or “Reserves” contained in the First Lien Credit Agreement as in effect on the date hereof that have the effect of increasing the amount of credit available to the Borrower; provided, that the First Lien Collateral Agent’s discretion to establish additional Reserves, to release Reserves and to determine eligibility shall not be affected or limited in any manner.

(b)          The Second Lien Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms, in each case, without notice to, or the consent of, the First Lien Collateral Agent or the other First Lien Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that any such amendment, supplement, modification shall not:

(1)       increase the outstanding principal amount of the Second Lien Loan in excess of the Second Lien Cap (excluding any increase resulting from the payment of interest in kind), less any principal repayment made thereon from time to time;

(2)       modify the method of computing interest, increase the “Applicable Margin” or similar component of the interest rate by more than 2% per annum (excluding increases in connection with the syndication of the Second Lien Credit Agreement to the extent set forth in the Post-Closing Syndication Letter, dated as of the date hereof, by and between Borrower and Second Lien Agent (the “Post-Closing Syndication Letter”), interest paid in kind and increases resulting from the accrual of interest at the default rate), or add any fee except in connection with the syndication of the Second Lien Credit Agreement to the extent set forth in the Post-Closing Syndication Letter or in connection with an amendment or waiver or consent to the Second Lien Loan Documents;

(3)        reduce the average life to maturity or add or increase any requirement to pay or prepay principal of the Second Lien Obligations or change to an earlier date any dates upon which payments of principal are due;

(4)        except as provided in this Section 5.3(b), add any default, Event of Default, representation and warranty or covenant or change any default, Event of Default, representation and warranty or covenant thereunder in a manner adverse to the Borrower and its Subsidiaries, the First Lien Lenders or First Lien Collateral Agent;

(5)        condition or restrict the ability of the Borrower and its Subsidiaries to pay the First Lien Obligations; or

(6)	contravene the express provisions of this Agreement.

If any amendment, supplement or other modification of any provision of the First Lien Loan Documents has the effect of imposing on any Grantor any representations, warranties, covenants, events of default or remedies that are more restrictive or burdensome to such Grantor than the terms and provisions of such First Lien Credit Documents as in effect on the date of this Agreement, or altering any definitions to effect any of the foregoing, (i) the Second Lien Lenders shall be entitled to require that a substantially similar amendment be made to the analogous Second Lien Loan Documents, and (ii) each Grantor hereby irrevocably and unconditionally agrees that at least three (3) Business Days prior to effecting any such amendment, supplement or other modification of any provision of such First Lien Loan Documents, each Grantor, as applicable, shall, with respect to the applicable Second Lien Loan Documents, provide to the Second Lien Collateral Agent and the other Second Lien Claimholders an amendment or amendments (the “Corresponding Amendment”) that amends the applicable Second Lien Loan Documents to effect such modifications on equivalent terms. The Second Lien Claimholders, at their sole discretion, may accept or decline any Corresponding Amendment. If the Second Lien Claimholders accept any Corresponding Amendment, Borrower, on behalf of itself and each other Grantor, hereby irrevocably and unconditionally agrees to effect the Corresponding Amendment substantially concurrently with the related amendment, supplement or modification of the First Lien Loan Documents.

Indebtedness under the Second Lien Credit Agreement may be Refinanced if (A) the terms and conditions of such Refinancing Indebtedness meet the requirements of this Section 5.3(b) (as if the Refinancing were deemed to be an amendment to the Second Lien Credit Agreement), (B) the non-economic terms and conditions of such Refinancing indebtedness are no less favorable in the aggregate to the Borrower or any other Credit Party thereunder and to the First Lien Claimholders than the terms and conditions of the Indebtedness then outstanding under the Second Lien Credit Agreement, (C) the final maturity and the average life to maturity of such Refinancing indebtedness is at least equal to that of the Indebtedness then outstanding under the Second Lien Credit Agreement and (D) if such Refinancing Indebtedness is or at any time becomes secured debt, the holders of such Refinancing Indebtedness, or a duly authorized agent on their behalf, agree in a writing addressed to the First Lien Collateral Agent and the First Lien Claimholders to be bound by the terms of this Agreement. The First Lien Collateral Agent agrees, in connection with any Refinancing of Indebtedness under the Second Lien Credit Agreement permitted by this paragraph, promptly to enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrower may reasonably request to reflect such Refinancing; provided, that the rights and powers of the First Lien Collateral Agent and the other First Lien Claimholders contemplated hereby shall not be adversely affected thereby.

(c)          The Borrower agrees that each Second Lien Collateral Document (other than the Corporate Facility Mortgage) shall include the following language (or language to similar effect approved by the First Lien Collateral Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second Lien Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Second Lien Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of August 29, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among General Electric Capital Corporation, as First Lien Collateral Agent, Monroe Capital Management Advisors LLC, as Second Lien Collateral Agent, and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

In addition, the Borrower agrees that each Second Lien Mortgage covering any Collateral shall contain such other language as the First Lien Collateral Agent may reasonably request to reflect the subordination of such Second Lien Mortgage to the First Lien Collateral Document covering such Collateral.

5.4	Bailee for Perfection.

(a)          The First Lien Collateral Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”) as collateral agent for the First Lien Claimholders and as bailee for the Second Lien Collateral Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the First Lien Loan Documents and the Second Lien Loan Documents, respectively, subject to the terms and conditions of this Section 5.4.

(b)          As holder of possession or control of the Pledged Collateral, the First Lien Collateral Agent shall have no duty or obligation whatsoever to the First Lien Claimholders, the Second Lien Collateral Agent or any Second Lien Claimholder of any kind, including any obligation to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. The duties or responsibilities of the First Lien Collateral Agent under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Discharge of First Lien Obligations as provided in paragraph (d) below.

(c)          The First Lien Collateral Agent acting pursuant to this Section 5.4 shall not have by reason of the First Lien Collateral Documents, the Second Lien Collateral Documents, this Agreement or any other document a fiduciary relationship in respect of the First Lien Claimholders, the Second Lien Collateral Agent or any Second Lien Claimholder.

(d)          Upon the Discharge of First Lien Obligations under the First Lien Loan Documents to which the First Lien Collateral Agent is a party, the First Lien Collateral Agent shall, except as a court of competent jurisdiction may otherwise direct, deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to the Second Lien Collateral Agent to the extent Second Lien Obligations remain outstanding, and second, to the Borrower to the extent no First Lien Obligations or Second Lien Obligations remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral). At the expense of the Grantors, the First Lien Collateral Agent further agrees to take all other action reasonably requested by the Second Lien Collateral Agent in connection with the release by the First Lien Collateral Agent of its Lien on the Collateral.

(e)          Subject to the terms of this Agreement, as long as the Discharge of First Lien Obligations has not occurred, the First Lien Collateral Agent shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement and the other First Lien Loan Documents without regard to this Section 5.4.

5.5          When Discharge of First Lien Obligations Deemed to Not Have Occurred; Refinancing of Second Lien Obligations. If, in connection with the Discharge of First Lien Obligations, the Borrower enters into any Refinancing of any First Lien Loan Document evidencing a First Lien Obligation which Refinancing is permitted by this Agreement, then such

Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of First Lien Obligations), and, from and after the date on which the New First Lien Debt Notice is delivered to the Second Lien Collateral Agent in accordance with the next sentence, the obligations under such Refinancing of the First Lien Loan Document shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the First Lien Collateral Agent under such First Lien Loan Documents shall be the First Lien Collateral Agent for all purposes of this Agreement. Upon receipt of a notice (the “New First Lien Debt Notice”) stating that the Borrower has entered into a new First Lien Loan Document (which notice shall include the identity of the new first lien collateral agent, such agent, the “New Agent”), the Second Lien Collateral Agent shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrower or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral). The New Agent shall agree in a writing addressed to the Second Lien Collateral Agent and the Second Lien Claimholders, to be bound by the terms of this Agreement. If the new First Lien Obligations under the new First Lien Loan Documents are secured by assets of the Grantors constituting Collateral that do not also secure the Second Lien Obligations, then the Second Lien Obligations shall be secured at such time by a second priority Lien on such assets to the same extent provided in the Second Lien Collateral Documents and this Agreement.

5.6          Purchase Right. Without prejudice to the enforcement of the First Lien Claimholders’ remedies, the First Lien Claimholders agree that upon a Purchase Event, one or more of the Second Lien Claimholders will have the right to purchase the entire aggregate amount of outstanding First Lien Obligations (including unfunded commitments under the First Lien Credit Agreement) at par plus (x) accrued interest, fees and expenses (without regard to any prepayment penalty or premium) and (y) the provision of cash collateral in an amount equal to the undrawn amount of all outstanding letters of credit and similar instruments issued under the First Lien Loan Documents and the prepayment of letter of credit or similar fees to accrue through expiration on all such letters of credit and similar instruments, without warranty or representation or recourse (except that each of the First Lien Claimholders shall severally represent and warrant that it is the legal and beneficial owner of the First Lien Obligations being purchased from it and that such First Lien Obligations are free and clear of any adverse claim), on a pro rata basis across First Lien Claimholders. If one or more of the Second Lien Claimholders choose to exercise such right, they must irrevocably notify the First Lien Claimholders thereof within thirty (30) Business Days following the occurrence of the applicable Purchase Event (which notice shall indicate which Second Lien Claimholders will purchase the First Lien Obligations), and the parties shall endeavor to close promptly thereafter, but in any event within ten (10) Business Days following notice of the exercise of the Second Lien Claimholders’ purchase right (the “Purchase Period”). Each Second Lien Claimholder that gives notice of its intention to exercise its purchase right shall concurrently provide a copy of such notice to the other Second Lien Claimholders. If more than one Second Lien Claimholder elects to exercise its purchase option in accordance with this Section 5.6, the First Lien Obligations shall be purchased by such Second Lien Claimholders on a pro rata basis according to the amount of Second Lien Obligations owing to each Second Lien Claimholder that has exercised its purchase right on the date on which the applicable Purchase Event occurs relative to the aggregate amount of Second Lien Obligations owing on such date to all Second Lien Claimholders that have exercised their purchase right. If the Second Lien Claimholders choose to exercise their purchase right, such purchase shall be effected pursuant to documentation mutually acceptable to each of the First Lien Collateral Agent and the Second Lien Collateral Agent (and, in the event more than one Second Lien Claimholder has exercised its purchase right, in a single closing). If the Second Lien Claimholders elect not to exercise their purchase right under this Section 5.6 (or do not so irrevocably provide notice of such exercise within the required timeframe or close the purchase within the Purchase Period, unless such failure is to due solely to breach by the First Lien Claimholders of this Agreement), the First Lien Claimholders shall have no further obligations pursuant to this Section 5.6. The First Lien Claimholders shall not commence any enforcement action during the Purchase Period; provided, if, upon expiration of the Purchase Period, the parties have not closed the transaction, the First Lien Claimholders may commence any enforcement action in their sole discretion in accordance with the First Lien Credit Documents and this Agreement.

SECTION 6. Insolvency or Liquidation Proceedings.

6.1          Finance and Sale Issues. Until the Discharge of First Lien Obligations has occurred, if the Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First Lien Collateral Agent shall desire to permit the use of “cash collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) other than proceeds of the Second Lien Priority Assets (“Cash Collateral”), on which the First Lien Collateral Agent or any other creditor has a Lien or to permit the Borrower or any other Grantor to obtain financing, whether from the First Lien Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”), then the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that it will raise no objection to such Cash Collateral use or DIP Financing and to the extent the Liens securing the First Lien Obligations are subordinated to or pari passu with such DIP Financing, the Second Lien Collateral Agent will subordinate its Liens in the Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the First Lien Collateral Agent or to the extent permitted by Section 6.3); provided, that, (i) the aggregate principal amount of the DIP Financing plus the aggregate outstanding principal amount of First Lien Obligations plus the aggregate face amount of any letters of credit and similar instruments issued and not reimbursed under the First Lien Credit Agreement does not exceed the First Lien Cap plus $5,000,000, (ii) the DIP Financing does not compel the Borrower to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation or a related document (iii) the DIP Financing documentation or Cash Collateral order does not expressly require the liquidation of the Collateral prior to a default under the DIP Financing documentation or Cash Collateral order. The Second Lien Collateral Agent on behalf of the Second Lien Claimholders agrees that it will raise no objection or oppose a motion to sell or otherwise dispose of any Collateral free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code if the requisite First Lien Claimholders have consented to such sale or disposition of such assets and (iv) the DIP Financing documentation or Cash Collateral order does not provide that the Liens securing such

DIP Financing (or any Obligations relating thereto) are senior to the Liens of the Second Lien Collateral Agent and the Second Lien Claimholders in the Second Lien Priority Assets or any proceeds thereof.

6.2          Relief from the Automatic Stay. Until the Discharge of First Lien Obligations has occurred, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that (a) none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the First Lien Collateral Agent, and (b) none of them shall object (or support any other Person objecting) to the First Lien Collateral Agent seeking relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral.

6.3	Adequate Protection.

(a)          The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that none of them shall contest (or support any other Person contesting):

(1)        any request by the First Lien Collateral Agent or the other First Lien Claimholders for adequate protection; or

(2)        any objection by the First Lien Collateral Agent or the other First Lien Claimholders to any motion, relief, action or proceeding based on the First Lien Collateral Agent or the other First Lien Claimholders claiming a lack of adequate protection.

(b)          Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:

(1)       if the First Lien Claimholders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any Cash Collateral use or DIP Financing, then the Second Lien Collateral Agent, on behalf of itself or any of the Second Lien Claimholders, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the First Lien Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the First Lien Obligations under this Agreement;

(2)        the Second Lien Collateral Agent, on behalf of itself or any of the Second Lien Claimholders, may seek or request adequate protection in respect of Second Lien Obligations in the form of additional collateral, as long as the First Lien Collateral Agent shall be granted a senior Lien on such additional collateral as security for the First Lien Obligations and for any Cash Collateral use or DIP Financing provided by the First Lien Claimholders and that any Lien on such additional collateral securing the Second Lien Obligations shall be subordinated to the Lien on such collateral securing the First Lien Obligations and any such DIP Financing provided by the First Lien Claimholders (and all Obligations relating thereto) and to any other Liens granted to the First Lien

Claimholders as adequate protection on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to such First Lien Obligations under this Agreement, and except as provided in this Section 6.3(b), the Second Lien Collateral Agent and the Second Lien Claimholders shall not seek or request adequate protection in respect of the Second Lien Obligations; and

(3)       if the Second Lien Claimholders receive adequate protection payments in an Insolvency or Liquidation Proceeding (“Second Lien Bankruptcy Payments”), and a Discharge of First Lien Obligations does not occur upon the effectiveness of the plan of reorganization for, or conclusion of, that Insolvency or Liquidation Proceeding, then the Second Lien Claimholders shall pay over to the First Lien Claimholders at such time, in Dollars and immediately available funds, an amount (the “Pay-Over Amount”) equal to the lesser of (i) the Second Lien Bankruptcy Payments not attributable to adequate protection payments received with respect to the Second Lien Priority Assets and (ii) the amount of the short-fall in the Discharge of First Lien Obligations (the “Short Fall”); provided, that to the extent any portion of the Short Fall represents payments received by the First Lien Claimholders in the form of promissory notes, equity or other property, equal in value to the cash paid in respect of the Pay-Over Amount (which notes, equity or other property do not constitute Discharge of the First Lien Obligations), the First Lien Claimholder shall, upon receipt of the Pay-Over Amount, transfer those promissory notes, equity or other property, pro rata, equal in value to the cash paid in respect of the Pay-Over Amount to the Second Lien Claimholders in exchange for the Pay-Over Amount, so long as such promissory notes or other debt obligations included in such property are, upon such transfer, subjected to the terms of this Agreement in a manner reasonably acceptable to the First Lien Collateral Agent.

(c)          Nothing in the foregoing provisions in this Section 6.3 shall prohibit the Second Lien Collateral Agent, on behalf of itself or any of the Second Lien Claimholders, from seeking or requesting adequate protection in respect of their interests in the Second Lien Priority Assets.

6.4          No Waiver. Subject to Sections 3.1(a) and (d), nothing contained herein shall prohibit or in any way limit the First Lien Collateral Agent or any other First Lien Claimholder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second Lien Collateral Agent or any of the other Second Lien Claimholders, including any request by the Second Lien Collateral Agent or any other Second Lien Claimholders for adequate protection or the assertion by the Second Lien Collateral Agent or any Second Lien Claimholders of any of its rights and remedies under the Second Lien Loan Documents or otherwise.

6.5          Avoidance Issues. If any First Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrower or any other Grantor any amount received by it in respect of First Lien Obligations (a “Recovery”), then such First Lien Claimholder shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.6          Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.7	Post-Petition Interest.

(a)          Neither the Second Lien Collateral Agent nor any other Second Lien Claimholder shall oppose or seek to challenge any claim by the First Lien Collateral Agent or any other First Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of Post-Petition Interest.

(b)          Neither the First Lien Collateral Agent nor any other First Lien Claimholder shall oppose or seek to challenge any claim by the Second Lien Collateral Agent or any other Second Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of Post-Petition Interest.

6.8          Waiver. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Claimholders, waives any claim it or they may hereafter have against any First Lien Claimholder arising out of the election of any First Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding.

6.9          Separate Grants of Security and Separate Classification. The Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders and the First Lien Collateral Agent for itself and on behalf of the First Lien Claimholders, acknowledges and agrees that the grants of Liens pursuant to the First Lien Collateral Documents and the Second Lien Collateral Documents constitute two separate and distinct grants of Liens; and

(a)          because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.

To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Lien Claimholders and the Second Lien Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that, subject to Sections 2.1 and 4.2, all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Claimholders), the First Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest, including any additional interest payable pursuant to the First Lien Credit Agreement arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Second Lien Claimholders, with the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Claimholders, hereby acknowledging and agreeing to turn over to the First Lien Collateral Agent, for itself and on behalf of the other First Lien Claimholders, amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Claimholders).

SECTION 7. Reliance; Waivers; Etc.

7.1          Reliance. Other than any reliance on the terms of this Agreement, the First Lien Collateral Agent, on behalf of itself and the other First Lien Claimholders under the First Lien Loan Documents, acknowledges that it and such other First Lien Claimholders have, independently and without reliance on the Second Lien Collateral Agent or any other Second Lien Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decisions to enter into such First Lien Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decisions in taking or not taking any action under the First Lien Credit Agreement or this Agreement. The Second Lien Collateral Agent, on behalf of itself and the other Second Lien Claimholders, acknowledges that it and the other Second Lien Claimholders have, independently and without reliance on the First Lien Collateral Agent or any other First Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decisions to enter into each of the Second Lien Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decisions in taking or not taking any action under the Second Lien Loan Documents or this Agreement.

7.2          No Warranties or Liability. The First Lien Collateral Agent, on behalf of itself and the other First Lien Claimholders under the First Lien Loan Documents, acknowledges and agrees that each of the Second Lien Collateral Agent and the other Second Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Second Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Second Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Except as otherwise provided herein, the Second Lien Collateral Agent, on behalf of itself and the other Second Lien Obligations, acknowledges and agrees that the First Lien Collateral Agent and the other First Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The First Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective First Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Collateral Agent and the other Second Lien Claimholders shall have no duty to the First Lien Collateral Agent or any of the other First Lien Claimholders, and the First Lien Collateral Agent and the other First Lien Claimholders shall have no duty to the Second Lien Collateral Agent or any of the other Second Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an Event of Default or default under any agreements with the Borrower or any other Grantor (including the First Lien Loan Documents and the Second Lien Loan Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3	No Waiver of Lien Priorities.

(a)          No right of the First Lien Claimholders, the First Lien Collateral Agent or any of them to enforce any provision of this Agreement or any First Lien Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or any other Grantor or by any act or failure to act by any First Lien Claimholder or the First Lien Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Loan Documents or any of the Second Lien Loan Documents, regardless of any knowledge thereof which the First Lien Collateral Agent or the First Lien Claimholders, or any of them, may have or be otherwise charged with.

(b)          Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Borrower and the other Grantors under the First Lien Loan Documents and subject to the provisions of Section 5.3(a)), the First Lien Claimholders, the First Lien Collateral Agent and any of them may, at any time and from time to time in accordance with the First Lien Loan Documents and applicable law, without the consent of, or notice to, the Second Lien Collateral Agent or any other Second Lien Claimholders, without incurring any liabilities to the Second Lien Collateral Agent or any other Second Lien Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second Lien Collateral Agent or any other Second Lien Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:

(1)        except as provided in Section 5.3(a), change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First Lien Obligations or any Lien on any First Lien Collateral or guaranty thereof or any liability of the Borrower or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First Lien Collateral Agent or any of the First Lien Claimholders, the First Lien Obligations or any of the First Lien Loan Documents; provided, that any such increase in the First Lien Obligations shall not increase the sum of the Indebtedness constituting principal under the First Lien Credit Agreement (for this purpose treating the revolving commitments under the First Lien Credit Agreement as if they had been fully drawn) and the face amount of any letters of credit and similar instruments issued under the First Lien Credit Agreement and not reimbursed to an amount in excess of the First Lien Cap;

(2)        sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First Lien Collateral other than the Second Lien Priority Assets or any liability of the Borrower or any other Grantor to the First Lien Claimholders or the First Lien Collateral Agent, or any liability incurred directly or indirectly in respect thereof;

(3)        settle or compromise any First Lien Obligation or any other liability of the Borrower or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Obligations) in any manner or order; and

(4)        exercise or delay in or refrain from exercising any right or remedy against the Borrower or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Borrower, any other Grantor or any First Lien Collateral other than the Second Lien Priority Assets and any security and any guarantor of any liability of the Borrower or any other Grantor to the First Lien Claimholders or any liability incurred directly or indirectly in respect thereof.

(c)          Except as otherwise provided herein, the Second Lien Collateral Agent, on behalf of itself and the other Second Lien Claimholders, also agrees that the First Lien Collateral Agent and the other First Lien Claimholders shall have no liability to the Second Lien Collateral Agent or any other Second Lien Claimholders, and the Second Lien Collateral Agent, on behalf of itself and the other Second Lien Claimholders, hereby waives any claim against the First Lien Collateral Agent or any other First Lien Claimholder, arising out of any and all actions which the First Lien Collateral Agent or any other First Lien Claimholder may take or permit or omit to take with respect to:

(1)	the First Lien Loan Documents;
(2)	the collection of the First Lien Obligations; or

(3)        the foreclosure upon, or sale, liquidation or other disposition of, any First Lien Collateral. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that the First Lien Claimholders and the First Lien Collateral Agent have no duty to them in respect of the maintenance or preservation of the First Lien Collateral, the First Lien Obligations or otherwise.

(d)          Until the Discharge of First Lien Obligations, the Second Lien Collateral Agent, on behalf of itself and the other Second Lien Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4          Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Collateral Agent and the other First Lien Claimholders and the Second Lien Collateral Agent and the other Second Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a)          any lack of validity or enforceability of any First Lien Loan Document or any Second Lien Loan Document;

(b)          except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Loan Document or any Second Lien Loan Document;

(c)          except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral for, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of, all or any of the First Lien Obligations or Second Lien Obligations or any guaranty thereof;

(d)          the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower or any other Grantor; or

(e)          any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Borrower or any other Grantor in respect of the First Lien Collateral Agent, the First Lien Obligations, any First Lien Claimholder, the Second Lien Collateral Agent, the Second Lien Obligations or any Second Lien Claimholder in respect of this Agreement.

7.5	Certain Notices.

(a)          Promptly upon the Discharge of First Lien Obligations, the First Lien Collateral Agent shall deliver written notice confirming same to the Borrower and the Second Lien Collateral Agent; provided, that the failure to give any such notice shall not result in any liability of the First Lien Collateral Agent or the other First Lien Claimholders hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder.

(b)          Promptly upon (or as soon as practicable following) the commencement by the First Lien Collateral Agent of any Lien Enforcement Action (including by way of a public or private sale of Collateral), the First Lien Collateral Agent shall notify the Second Lien Collateral Agent of such action; provided, that the failure to give any such notice shall not result in any liability of the First Lien Collateral Agent or the other First Lien Claimholders hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder.

SECTION 8. Miscellaneous.

8.1          Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Loan Documents or the Second Lien Loan Documents, the provisions of this Agreement shall govern and control.

8.2          Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the First Lien Claimholders may continue, at any time and without notice to the Second Lien Collateral Agent or any other Second Lien Claimholder subject to the Second Lien Loan Documents, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower or any Grantor constituting First Lien Obligations in reliance hereof. The Second Lien Collateral Agent, on behalf of itself and the other Second Lien Claimholders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Borrower or any other Grantor shall include the Borrower or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Borrower or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:

(a)          with respect to the First Lien Collateral Agent, the First Lien Claimholders and the First Lien Obligations, on the date of Discharge of First Lien Obligations, subject to the rights of the First Lien Claimholders under Section 6.5; and

(b)          with respect to the Second Lien Collateral Agent, the Second Lien Claimholders and the Second Lien Obligations, upon the later of (1) the date upon which the obligations under the Second Lien Credit Agreement terminate and payment has been made in full in cash of all other Second Lien Obligations outstanding on such date and (2) if there are other Second Lien Obligations outstanding on such date, the date upon which such Second Lien Obligations terminate.

8.3          Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of First Lien Collateral Agent and the Second Lien Collateral Agent and, to the extent its rights are directly affected, the Borrower.

8.4          Information Concerning Financial Condition of the Borrower and its Subsidiaries. The First Lien Collateral Agent and the other First Lien Claimholders, on the one hand, and the Second Lien Claimholders and the Second Lien Collateral Agent, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Borrower and its Subsidiaries and all endorsers and/or guarantors of the First Lien Obligations or the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations. The First Lien Collateral Agent and the other First Lien Claimholders shall have no duty to advise the Second Lien Collateral Agent or any other Second Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the First Lien Collateral Agent or any of the other First Lien Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second Lien Collateral Agent or any Second Lien Claimholder, it or they shall be under no obligation:

(a)          to make, and the First Lien Collateral Agent and the other First Lien Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b)          to provide any additional information or to provide any such information on any subsequent occasion;

(c)	to undertake any investigation; or

(d)          to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5          Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that any of the Second Lien Claimholders or the Second Lien Collateral Agent pays over to the First Lien Collateral Agent or the other First Lien Claimholders under the terms of this Agreement, the Second Lien Claimholders and the Second Lien Collateral Agent shall be subrogated to the rights of the First Lien Collateral Agent and the other First Lien Claimholders; provided, that the Second Lien Collateral Agent, on behalf of itself and the other Second Lien Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred. The value of any payments or distributions in cash, property or other assets received by the Second Lien Collateral Agent or the other Second Lien Claimholders that are paid over to the First Lien Collateral Agent or the First Lien Claimholders pursuant to this Agreement shall not reduce any of the Second Lien Obligations.

8.6          Application of Payments. All payments received by the First Lien Collateral Agent or the First Lien Claimholders may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations provided for in the First Lien Loan Documents.

8.7	Submission to Jurisdiction; Waivers.

(a)          ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

(1)        ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(2)        WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(3)        AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.8; AND

(4)        AGREES THAT SERVICE AS PROVIDED IN CLAUSE (3) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b)          EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OTHER FIRST LIEN LOAN DOCUMENT OR SECOND LIEN LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.7(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

8.8          Notices. All notices to the Second Lien Claimholders and the First Lien Claimholders permitted or required under this Agreement shall also be sent to the Second Lien Collateral Agent and the First Lien Collateral Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile, or three (3) Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.9          Further Assurances. The First Lien Collateral Agent, on behalf of itself and the other First Lien Claimholders under the First Lien Loan Documents, and the Second Lien Collateral Agent, on behalf of itself and the other Second Lien Claimholders under the Second Lien Loan Documents agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Lien Collateral Agent or the Second Lien Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

8.10       Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.11       Binding on Successors and Assigns. This Agreement shall be binding upon the First Lien Collateral Agent, the other First Lien Claimholders, the Second Lien Collateral Agent, the other Second Lien Claimholders and their respective successors and assigns.

8.12       Specific Performance. Each of the First Lien Collateral Agent and the Second Lien Collateral Agent may demand specific performance of this Agreement. The First Lien Collateral Agent, on behalf of itself and the other First Lien Claimholders under the First Lien Loan Documents, and the Second Lien Collateral Agent, on behalf of itself and the other Second Lien Claimholders, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First Lien Collateral Agent or the other First Lien Claimholders or the Second Lien Collateral Agent or the other Second Lien Claimholders, as the case may be.

8.13       Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.14       Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

8.15       Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.16       No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the First Lien Claimholders and the Second Lien Claimholders.

8.17       Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Collateral Agent and the other First Lien Claimholders on the one hand and the Second Lien Collateral Agent and the other Second Lien Claimholders on the other hand. None of the Borrower, any other Grantor or any other creditor thereof shall have any rights hereunder and neither the Borrower nor any Grantor may rely on the terms hereof. Nothing in this Agreement shall impair, as between the Borrower and the other Grantors and the First Lien Collateral Agent and the First Lien Claimholders, or as between the Borrower and the other Grantors and the Second Lien Collateral Agent and the Second Lien Claimholders, the obligations of the Borrower and the other Grantors to pay principal, interest, fees and other amounts as provided in the First Lien Loan Documents and the Second Lien Loan Documents, respectively.

8.18       Second Lien Collateral Agent. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Claimholders, hereby agrees that in the event the Second Lien Collateral Agent has resigned or been removed pursuant to Section 9.7 of the Second Lien Credit Agreement and no successor Second Lien Collateral Agent has been appointed (i) in the case of a resigning Second Lien Collateral Agent, within the time period provided therein or (ii) in the case of a removed Second Lien Collateral Agent, at the effective time of removal, then, in any such event, the First Lien Collateral Agent and the other First Lien Claimholders may treat any Second Lien Claimholder as the Second Lien Collateral Agent for purposes of this Agreement (and such Second Lien Claimholder hereby agrees to fulfill all the responsibilities of the Second Lien Collateral Agent) until notice of the appointment of a successor Second Lien Collateral Agent has been given to the First Lien Collateral Agent.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

GENERAL ELECTRIC CAPITAL CORPORATION,

as First Lien Collateral Agent

By:	_____________________________
Name:
Title: Its Duly Authorized Signatory

800 Connecticut Avenue,

Two North

Norwalk, CT 06854

Attention: Account Manager

Telecopier No.: (203) 852-3660

Telephone No.: (203) 852-3600

in each case, with copies to:

Paul Hastings Janofsky & Walker LLP

75 East 55th Street

New York, NY 10022

Attention: Leslie A. Plaskon

Telecopier No.: (212) 230-5137

Telephone No.: (212) 318-6000

and

General Electric Capital Corporation

201 High Ridge Road

Stamford, Connecticut 06927

Attention: Corporate Counsel–Commercial Finance

Telecopier No.: (203) 316-7889

Telephone: No.: (203) 316-7552

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MONROE CAPITAL MANAGEMENT ADVISORS LLC,

as Second Lien Collateral Agent

By:	_____________________________
Name:
Title: Its Duly Authorized Signatory

311 S. Wacker Drive

Suite 6400

Chicago, IL 60606

Attention: Account Manager

Telecopier No.: (312) 258-8350

Telephone No.: (312) 523-2377

in each case, with copies to:

Winston & Strawn LLP

35 West Wacker Drive

Chicago, IL 60601

Attention: Damon Dicastri

Telecopier No.: (312) 558-5700

Telephone No.: (312) 558-5600

Acknowledged and Agreed to by:

BUTLER SERVICE GROUP, INC.

By: __________________________

Name: ____________________

Title: _____________________

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